Exhibit 10.9
INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made as of the 16th day of August, 2021

BETWEEN:

FLORA GROWTH CORP., a body corporate duly incorporated under the laws of the Province of Ontario, with an address of Suite 900, 65 Queen St. W., Toronto, Ontario M5H2M5

(hereinafter called the “Company”)

                              OF THE FIRST PART
AND:

DYNAMIC CONSULTING OF FLORIDA LLC, a Florida limited liability company with an address of [REDACTED].

(hereinafter called the “Consultant”)

        OF THE SECOND PART

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide consulting services to the Company in his capacity as VP US Legal and Business Affairs of the Company. The Consultant shall serve the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in such consulting capacity or capacities as may from time to time be determined by management of the Company, acting reasonably, and shall perform such duties and exercise such powers as may from time to time be determined by management of the Company, as an independent contractor.

2. The term of this Agreement shall commence on August 30, 2021 (the “Effective Date”) and shall continue until terminated in accordance with the termination provisions herein (the “Term”).

3. The base fee payable to the Consultant for the services performed hereunder shall be US$225,000 per year, plus any applicable goods and services taxes, payable in equal monthly amounts in advance on the first business day of each calendar month during the Term. On the Effective Date, the Company shall pay the Consultant a one-time signing bonus in the amount of US$20,000.  In addition, each calendar year during the Term, the Consultant will be eligible to receive a discretionary performance-based bonus (with a target bonus of 30% of the Consultant’s annual base fees). The Consultant’s payout for the first calendar year ending after the date hereof, if any, shall be prorated based on the date of this Agreement. The actual amount of the Consultant’s bonus will be determined by the board of directors (the “Board”) of the Company and will take into consideration the Consultant’s performance as well as the Company’s overall financial performance. If, as at the payout date, (i) this Agreement has terminated, or (ii) the Consultant is under notice of termination, the Consultant will not be entitled to any bonus for the performance period or any period thereafter.

4. The Consultant shall be granted stock options of the Company to acquire common shares in the capital of the Company (the “Options”) as follows:

(a)
On the earlier of (i) the date on which the Company either (x) amends the Company’s 2019 stock option plan (the “Plan”) to increase the number of shares available for the issuance of options thereunder or (y) implements a new equity plan permitting for the issuance of the Options granted hereunder and (ii) February 26, 2022 (the earlier of such date being referred to as the “First Tranche Grant Date”); 50,000 Options to acquire 50,000 common shares in the capital of the Company which shall vest in two equal installments of 25,000 shares on each of the First Tranche Grant Date and on the three month anniversary thereof;

(b)
on the twelve-month anniversary of the Effective Date; 30,000 Options to acquire 30,000 common shares in the capital of the Company which shall vest in two equal installments of 15,000 shares on each of the date of the grant and on the three-month anniversary thereof;

(c)
if at any time after the First Tranche Grant Date, the closing share price of the Company’s common shares on the NASDAQ Market shall, for a period of three (3) consecutive trading days, be lower than the closing share price on the Effective Date by an amount equal to or greater than twenty percent (20%), then on the third such day, the Company shall grant to the Consultant, 25,000 Options to acquire 25,000 common shares in the capital of the Company which shall be fully vested on the date of the grant; and

(d)
if at any time after the First Tranche Grant Date, the closing share price of the Company’s common shares on the NASDAQ Market shall, for a period of three (3) consecutive trading days, be lower than the closing share price on the Effective Date by an amount equal to or greater than forty percent (40%), then on the third such day, the Company shall grant to the Consultant, 25,000 Options to acquire 25,000 common shares in the capital of the Company which shall be fully vested on the date of the grant.

The Options will be issued in accordance with the Company’s Plan (as may be amended) or any new equity plan and the rules of the NASDAQ Capital Markets, will have an exercise price per Option equal to the closing price of the common shares on the grant date and will expire five years from the date that the Options are granted. The common shares issued pursuant to the exercise of Options will be subject to a one month hold period from the date of the grant of Options. The Consultant shall also be entitled to grants of stock options as the Board may from time to time determine, commensurate with the Consultant’s position, and in accordance with the Plan (as may be amended) or any new equity plan and all applicable stock exchange and regulatory approvals.

5. The Consultant shall be responsible for:

a.	the payment of income taxes and goods and services tax remittances as shall be required by any governmental entity with respect to fees paid by the Company to the Consultant;
b.	maintaining proper financial records of the Consultant, which records will detail, amongst other things, expenses incurred on behalf of the Company; and
c.
obtaining all necessary licenses and permits and for complying with all applicable federal, provincial and municipal laws, codes and regulations in connection with the provision of services hereunder, including (but not limited to), the Corruption of Foreign Public Officials Act (Canada), the United States Foreign Corrupt Practice Act, the UK Bribery ACT 2010, and other similar anti-corruption legislation in other jurisdictions to the extent applicable to, and binding on, the services provided by the Consultant, and the Consultant shall, when requested, provide the Company with adequate evidence of compliance with this paragraph.

6. The terms “subsidiary” and “subsidiaries” as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

7. During the Term, the Consultant shall provide the consulting services to the Company, and the Consultant shall be available to provide such services to the Company in a timely manner subject to availability at the time of the request.

8. The Consultant shall be reimbursed for all traveling and other expenses actually and properly incurred in connection with the duties hereunder.  For all such expenses the Consultant shall furnish to the Company an itemized invoice, detailing the services performed and expenses incurred, including receipts for such expenses on a monthly basis, and the Company will reimburse the Consultant within fourteen (14) days of receipt of the Consultant’s invoice for all appropriate invoiced expenses.

9. The Consultant shall not, either during the continuance of this Agreement or at any time thereafter, disclose the private affairs of the Company, and/or any subsidiary or subsidiaries, or any secrets of the Company and/or any subsidiary or subsidiaries, to any person other than the directors, officers and employees of the Company or for the Company’s purposes and shall not (either during the continuance of this Agreement or at any time thereafter) use, for the Consultant’s own purposes or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries.

10. The Company shall own and have the right and license to use, copy, modify and prepare derivative works of any of the Consultant’s Work Product (defined herein) generated by the services to be performed by the Consultant pursuant hereto as well as all pre-existing work product provided to the Company during the course of the engagement.

“Work Product” shall mean all intellectual property including trade secrets, copyrights, patentable inventions or any other rights in any programming, documentation, technology or other work product created in connection with the services to be performed by the Consultant pursuant hereto.

11. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of this Agreement to the best of the Consultant’s ability in a competent and professional manner and use best efforts to promote the interests of the Company.

12. This Agreement may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any fees whatsoever either by way of anticipated earnings or damages of any kind by advising the Consultant in writing.  Just cause shall be defined to include, but is not limited to the following:

a.	Dishonesty or fraud;
b.	Theft;
c.	Negligence;
d.	Material breach of any term of this Agreement;
e.	Breach of fiduciary duties;
f.	Being guilty of bribery or attempted bribery; or
g.	Gross mismanagement.

In the event this Agreement is terminated for just cause, then at the request of the Board, the Consultant shall forthwith resign any position or office that the Consultant then holds with the Company or any subsidiary of the Company.

13. The Company may terminate this Agreement without just cause by making a lump sum payment to the Consultant that is equivalent to 6-months of base fees payable to the Consultant within thirty (30) days of the termination date. Upon any such termination without just cause, all Options previously granted to the Consultant but not yet vested shall immediately vest and become exercisable.  The Consultant shall be entitled to terminate this Agreement without cause by delivering notice in writing to the Company no later than 30 days prior to the date of termination.

14. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

15. The Consultant expressly agrees and represents that the services to be performed by the Consultant pursuant hereto are not in contravention of any non-compete or non-solicitation obligations by which the Consultant is bound.

16. The Company shall indemnify and hold the Consultant harmless to the fullest extent allowed by the law from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever the Consultant may suffer by reason of the fact that the Consultant is or was a consultant, officer, employee or agent of the Company or any subsidiary of the Company, or by reason of any act done or not done by the Consultant in any such capacity or capacities, provided that the Consultant acted in good faith, in a manner reasonably believed to be in or not opposed to the best interest of the Company and its subsidiaries. All reasonable expenses and costs incurred by the Consultant (including his reasonable attorneys’ fees, retainers and advances of disbursements) shall be paid by the Company in advance of the final disposition of the relevant action, suit or proceeding at the Consultant’s request within 20 days after the receipt by the Company of a statement or statements from the Consultant requesting such advance or advances from time to time.

17. It is expressly agreed, represented and understood that the parties hereto have entered into an arms-length independent contract for the rendering of consulting services and that the Consultant is not the employee, agent or servant of the Company.  Further, this Agreement shall not be deemed to constitute or create any partnership, joint venture, master-servant, employer-employee, principal-agent or any other relationship apart from an independent contractor and contractee relationship.  Payments made to the Consultant hereunder shall be made without deduction at source by the Company for the purpose of withholding income tax, unemployment insurance payments or Canada Pension Plan contributions or the like.

18. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at the last residential address known to the Secretary of the Company.  Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of mailing.  Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof.  Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of the mailing.  Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

19. he provisions of this Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and assigns of the Company.  For this purpose, the terms “successors” and “assigns” shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

20. The division of this Agreement into paragraphs is for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular paragraph or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to paragraphs are to paragraphs of this Agreement.

21. This Agreement embodies the entire understanding and agreement between the parties with respect to the subject matter hereunder and supersedes any prior understandings, negotiations, representations and agreements relating thereto.  No other contract, agreement, representation or warranty between the parties hereto relating to the engagement exists.

22. Every provision of this Agreement is intended to be severable.  If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

23. This Agreement is being delivered and is intended to be performed in the Province of Ontario and shall be construed and enforced in accordance with, and the rights of both parties shall be governed by, the laws of such Province and the laws of Canada applicable therein (without regard to conflict of law principles).  For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Company and the Consultant each hereby attorns to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent the Company from proceeding at its election against the Consultant in the courts of any other province or country.

24. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

[signature page follows]

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

FLORA GROWTH CORP.

Per: /s/Luis Merchan
Luis Merchan
Authorized Signatory

WITNESS	DYNAMIC CONSULTING OF FLORIDA LLC

/S/ David Mitton	/s/ Matthew Cohen
Name: David Mitton	Matthew Cohen Authorized Person